Exhibit 10.15

AMENDMENT #2 TO SUBSCRIPTION AGREEMENT

This AMENDMENT #2 TO SUBSCRIPTION AGREEMENT (this "Amendment"), dated as of June 30, 2009, is made by and between NEW CENTURY BANK, a Pennsylvania bank with main office in Phoenixville, Chester County, Pennsylvania (the "Bank") and JAY S. SIDHU, an individual (the "Subscriber").

Background

A. Pursuant to a Subscription Agreement, as amended by Amendment to Subscription Agreement (collectively, as so amended, the "Subscription Agreement"), Subscriber has subscribed to purchase 136,364 shares of the Bank's voting common stock (the "Purchased Shares") in the Bank's pending offering (the "Offering"), along with a Warrant (the "Warrant") for the purchase of an additional 485,743 shares of the Bank's common stock at an exercise price of $5.50 per share (the "Warrant Shares") , for an aggregate purchase price of $750,000 (the "Purchase Price"), or $5.50 per Purchased Share.

B. The approval of the Board of Governors of the Federal Reserve System ("FRB") and the Pennsylvania Banking Department ("PADOB") would be required for Subscriber to acquire shares, or a warrant for shares, of the Bank's common stock in the amount of 10% or more of the Bank's outstanding common stock. The parties have determined that the issuance of the Purchased Shares and the Warrant for all of the Warrant Shares is likely to require prior approval of the Regulators, which cannot feasibly be obtained prior to closing on the subscription, which is to occur this date.

C. The parties wish to provide a means for Subscriber to obtain the Purchased Shares this date and the Bank to obtain this date the subscription proceeds invested by Subscriber, while also avoiding an acquisition by Subscriber that would require a prior approval.

NOW, THEREFORE, intending to be legally bound hereby, and for other good and valuable consideration the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

1    Issuance of Purchase Shares. The Bank shall issue that number of Purchased Shares, and a proportional number of the Warrant Shares, to Subscriber on this date, in an aggregate amount that shall not exceed 9.9% of the Bank's outstanding shares of common stock (calculated in accordance with the requirements of the Regulators including without limitation by taking into account the assumed exercise by Subscriber of the Warrant for all Warrant Shares covered thereby). The parties have determined and agreed that this shall be 110,910 Purchased Shares and a Warrant for 373,407 Warrant Shares (the "Issued Securities"). The balance of the Purchased Shares and any warrant for the balance of the Warrant Shares (the "Unpurchased Securities") shall not be issued by the Bank unless and until all necessary regulatory approvals are obtained.

2. Release of Subscription Proceeds to Bank; Disposition of Unpaid Purchase Price. The allocable purchase price for the Issued Securities is $610,000.00 (the "Releasable Purchase Price"). The Subscriber authorizes Bank to release the Releasable Purchase Price from the subscription escrow and take delivery of such funds for use for any proper corporate purposes. The balance of the Purchase Price, or $140,000.00 (the "Unpaid Purchase Price") shall remain in escrow until the Subscriber receives all necessary regulatory approvals for acquiring the Unpurchased Securities.

3. Blocking of Rights to Remaining Purchased Shares and Warrant Shares. Unless and until Subscriber shall have received any necessary approvals from the Regulators for Subscriber's ownership of the Unpurchased Securities, Subscriber agrees that Bank shall not be obligated to issue, and the Bank shall not issue, any of the Unpurchased Securities as would cause the Subscriber to own, directly or indirectly, not more than 9.9% of the Bank's outstanding common stock (calculated as provided in Section 2). During the period prior to the receipt of all necessary approvals, Subscriber shall not be entitled to any of the benefits of the Unpurchased Securities, and without limiting the foregoing shall not be entitled to transfer, exercise, vote, or cause the exercise or voting of any of the Unpurchased Securities.

4. Termination of Escrow and Refund of Unpaid Purchase Price in Absence of Approvals.  Notwithstanding any provision of this Amendment or the Subscription Agreement, so long as Subscriber shall not have received all applicable approvals of Regulators for Subscriber's purchase of the Unpurchased Securities, either Subscriber or Bank, by written notice to the other party, may terminate the Subscription Agreement as to all or part of the Unpurchased Securities, and thereupon the Bank shall cause the portion of the Unpaid Purchase Price allocable to the Unpurchased Securities as to which the Subscription Agreement is being terminated to be repaid immediately to Subscriber.

5. Miscellaneous.

(a) Entire Agreement. This Amendment and the Subscription Agreement contain the entire agreement and understanding of the parties with respect to its subject matter, but this Amendment supersedes the Subscription Agreement to the extent its express terms are inconsistent with the express terms of the Subscription Agreement. This Amendment supersedes all prior agreements, arrangements and understandings between the parties, either written or oral, with respect to its subject matter.

(b) Captions. The captions contained in this Amendment are for reference purposes only and are not part of this Amendment.

(c) Agreements; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Bank and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Execution. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Any facsimile or other electronic signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

(e) Severability. Each provision of this Amendment is intended to be severable from every other provisions, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

(f) Non-Assignment. This Agreement is not transferable or assignable by the Subscriber.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Commonwealth of Pennsylvania (the "Pennsylvania Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Pennsylvania Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Pennsylvania Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Amendment, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Bank, the Subscriber and their respective successors, heirs, personal representatives and permitted assigns, subject to restrictions on assignment set forth above.

IN WITNESS WHEREOF, this Amendment #2 has been duly executed respectively by the Bank and the Subscriber as of the date set forth above.

NEW CENTURY BANK

By:	/s/ James W. McKeighan, III
James W. McKeighan, III
President

/s/ Jay S. Sidhu
Jay S. Sidhu, Individually